Exhibit 5.1

February 18, 2025

Shineco, Inc.

Room 1707, Block D, Modern City SOHO, No. 88, Jianguo Road,

Chaoyang District

Beijing, People’s Republic of China 100022

Ladies and Gentlemen:

We have acted as United States securities counsel to Shineco, Inc., a Delaware company (the “Company”), in connection with the filing of a registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the resale, from time to time, by the selling stockholders listed therein (the “Selling Stockholders”) of 15,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), pursuant to that certain securities purchase agreement dated as of December 24, 2024, by and among the Company and the Selling Stockholders.

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1) the Amended and Restated Certificate of Incorporation of the Company adopted on July 1, 2015 and the Amended and Restated Bylaws of the Company adopted on July 1, 2015;

(2) the resolutions adopted by the board of directors of the Company on December 24, 2024 with respect to the filing of the Registration Statement and the registration of the Shares; and

(3) the Registration Statement, including the prospectus contained therein, and exhibits thereto.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the accuracy and completeness of each document submitted to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, of the execution and delivery by such parties of such documents, and the validity and binding effect thereon on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware, as currently in effect. We are not opining on, and we assume no responsibility for, the applicability or effect on any of the matters covered herein of: (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any country, municipality, or other political subdivision or local government agency or authority. The opinions set forth below are rendered as of the date of this opinion letter. We assume no obligation to update or supplement such opinions to reflect any change of law or fact that may occur.

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Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, and when the Shares are sold and transferred in accordance with the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hunter Taubman Fischer & Li
HUNTER TAUBMAN FISCHER & LI LLC

www.htflawyers.com | info@htflawyers.com

950 Third Avenue, 19th Floor - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380